Exhibit 5.1

December 22, 2011

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration of 900,000 shares of the Company’s Common Stock, $0.10 par value per share (the “Shares”), to be offered and sold from time to time by the Company pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”)  as described in the Registration Statement.  This opinion is being provided at your request for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents, and that all individuals executing such documents had the requisite legal authority and capacity to do so. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

The opinion expressed below is subject to, and qualified and limited by the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, and (iii) concepts of good faith, fair dealing and reasonableness.

ATLANTA     CHICAGO     HONG KONG     LONDON     NEW YORK      NEWARK     NORFOLK     ORANGE COUNTY     PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

December 22, 2011

Based upon the foregoing examination, we are of the opinion that the Shares are duly authorized, and, when issued against payment as provided for pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are, in this opinion, opining only on the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws) and the federal law of the United States.  In delivering this opinion, we have relied on the opinion of the Onebane Law Firm attached hereto as Annex A, special Louisiana counsel, as to the laws of the State of Louisiana. We are not opining on “blue sky” or other state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion has been prepared for use in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex A

[Onebane Law Firm Letterhead]

December 22, 2011

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion, as special Louisiana counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), as to certain matters of Louisiana law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933 (the “Act”), relating to the registration of 900,000 shares of the Company’s Common Stock, $0.10 par value per share (the “Shares”), to be offered and sold from time to time by the Company pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”)  as described in the Registration Statement.  This opinion is being provided at your request for filing as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

The opinion expressed below is subject to, and qualified and limited by the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, and (iii) concepts of good faith, fair dealing and reasonableness.

Based upon the foregoing examination, we are of the opinion that the Shares are duly authorized, and, when issued against payment as provided for pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are, in this opinion, opining only on the laws of the State of Louisiana, including the Louisiana Business Corporation Law (including the relevant statutory provisions and the reported judicial decisions interpreting these laws). We are not opining on federal securities laws or Louisiana “blue sky” or securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement thereto. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Your counsel, Troutman Sanders LLP, may rely on this opinion in connection with the opinion which they are giving in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Lawrence L. Lewis, III Lawrence L. Lewis